NEIG N-SAR

Sub-Item 77 Q1(e):  Copies of any new or amended Registrant investment advisory contracts

Amendment dated February 16, 2017 to Investment Advisory Agreement dated May 1, 1987, between the Registrant and Northeast Management & Research Company, Inc. is hereby incorporated by reference to Exhibit 99(d) to Post-Effective Amendment No. 47 to the Registrant’s Registration Statement on Form N-1A filed on March 1, 2017 accession number: 0001398344-17-002774.